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                                                                   EXHIBIT 23.1

                    CONSENT OF INDEPENDENT AUDITORS'



The Board of Directors
Chadmoore Wireless Group, Inc.

We consent to incorporation by reference in the registration statements (No. 33-94508 and No. 33-80405) on Form S-8 of Chadmoore Wireless Group, Inc. of our report dated March 19, 1997, except as to the third paragraph of Note 8a and the second paragraph of note 9B which are as of November 13, 1998, relating to the consolidated balance sheets of Chadmoore Wireless Group, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the two-year period ended December 31, 1996 and for the period from January 1, 1994 through December 31, 1996, which report appears in the December 31, 1996, annual report on Form 10-KSB/A of Chadmoore Wireless Group, Inc.


                                          /s/ KPMG Peat Marwick LLP




Las Vegas, Nevada
December 11, 1998